UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-07151	31-0595760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.00 par value	CLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 26, 2026, Linda Rendle, Chair of the Board of Directors (the “Board”) and Chief Executive Officer (“CEO”) of The Clorox Company (the “Company”), asked the Board to initiate a CEO search process, as she has made the decision to step down for health reasons. Ms. Rendle will remain as Chair and CEO while the search is conducted and until the new CEO is appointed. Ms. Rendle will also serve in an advisory role for a period following the appointment to drive business performance and a smooth leadership transition.

Item 7.01 Regulation FD Disclosure.

On May 28, 2026, the Company announced that the Board will initiate a comprehensive CEO search process, with Ms. Rendle to step down following the appointment of the new CEO. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 28, 2026 of The Clorox Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: May 28, 2026	By:	/s/ Angela Hilt
Angela Hilt
Executive Vice President - Chief Legal and
External Affairs Officer & Corporate Secretary